UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Event Requiring Report: October 30, 2003
                                                ----------------

                                  TRICELL, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     -------
         (State or other jurisdiction of incorporation or organization)

                  0-50036                             88-0504530
                  -------                             ----------
            (Commission File Number)      (IRS Employer Identification Number)

                   Unit 24 Trentham Lake South, Longton Road,
                 Stoke on Trent, Staffordshire, England ST4 8LJ
                 ----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                               011 44 1782 64 6400
                               -------------------
              (Registrant's telephone number, including area code)

Item 5.      Other Events and Regulation FD Disclosure.

      On October 30, 2003, the board of directors of Tricell, Inc., a Nevada corporation (the "Company"), issued a press release announcing its intended acquisition of ACL Distributors Limited, a UK based company ("ACL"), pursuant to terms which had been reached to acquire one hundred percent (100%) of ACL for a proposed maximum consideration of US$2 million in common stock and an element of cash to be issued at the closing price on the day preceding completion. The Company anticipates the acquisition to occur prior to December 31, 2003, subject to a satisfactory due diligence investigation being conducted by the Company.

      A complete copy of the press release is attached hereto as an exhibit.

Item 7.      Financial Statements and Exhibits.

      The Exhibit Index preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of October, 2003.

                                        Tricell, Inc.

                                        By: /s/ Robert Stone
                                        ------------------------------
                                        Robert Stone, President

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




                                INDEX TO EXHIBITS

EXHIBIT     PAGE
NO.         NO.         DESCRIPTION
-------     ----        ------------
99          4           October 30, 2003 Press Release

                                                                      EXHIBIT 99


Press Release

                           TRICELL Inc - PRESS RELEASE


New York, October 30, 2003



TRICELL INC ANNOUNCES ITS INTENTION TO ACQUIRE ACL DISTRIBUTORS LIMITED

Tricell Inc (NASD OTC BB ("TCLL") announced today that the terms of a definitive agreement have been reached to acquire 100% of ACL Distributors Limited ("ACL") a UK based company for a proposed maximum consideration of US$2 million in common stock and an element of cash to be issued at the closing price on the day preceding completion. Completion is anticipated prior to December 31st 2003 and is subject to due diligence.

ACL's core business is as an intermediary between Network Service Providers (O2 (OOM.L) & Vodafone(VOD.L), Network Distributors (Orange (OGE.L) & T-Mobile) and independent Call Centers that sell network connections. ACL is also in the brokerage business of supplying mobile phone handsets, Tricell's main business.

ACL , founded in 2002, generated revenues of US$ 61 million in the period 1st June 2002 to 31st September 2003 with a loss of US$134,000 before tax in the same period. The company had net assets of US$ 52,000 on the balance sheet date. These figures were derived from unaudited accounts prepared under UK GAAP and are subject to audit, review and possible restatement under US GAAP.

ACL has invested in the development of an e-business software tool that has enabled ACL to address the independent call centre market, removing administrative cost and financial risk for the call centres, the Network Service Providers/Distributors and the end users.

The value of ACL to Tricell is in its ability to grow profitable revenue from the independent call centre segment across Europe, address other retail distribution channels through the use of its proprietary software and the "ownership" of end users.

ACL's current Managing Director, Tom Adams, with 11 years industry experience, will become the Chief Operating Officer of Tricell Inc. in the event the acquisition is completed.

The acquisition of ACL is part of Tricell's strategy of acquiring companies in the sector to consolidate and broaden its position in the industry.

ENDS

For further information please contact TRICELLS President Robert Stone on +44 or email info@tricellinc.com

Or contact Alan Frame, Equity Development Limited on +44 207 405 7777 or alan@equity-marking.co.uk



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